                                                                  EXHIBIT 10.16


                          LOAN AND SECURITY AGREEMENT

       This Loan and Security Agreement ("Agreement") is made this 26th day of July, 1996, between View Tech, Inc., a California corporation ("Lender"), with its principal office address located at 950 Flynn Road, Camarillo, California, and USTeleCenters, a Massachusetts corporation ("Borrower"), with its principal office address located at 745 Atlantic Avenue, Boston, MA.

       In consideration of the loan agreed to be made, the security interest granted, and the other covenants and agreements made by this Agreement, and for other good and valuable consideration, the receipt and sufficiency of all of which are acknowledged, the parties agree as follows:

       1. Purpose of Agreement. The purpose of this Agreement is to establish the terms upon which Lender will make a loan to Borrower subject to the terms of the Subordination Agreement between Lender, Borrower, and the Bank of Boston of even date herewith.

       2.  Definitions.  The following terms shall have the following meanings:

       (a) "Obligations" shall mean (1) all sums due and payable by Borrower (i) to Lender with respect to the Loan (together with all other sums due under the Loan Documents) or (ii) to Lender, or its affiliates and subsidiaries pursuant to any Related Documents; and (2) all other Indebtedness, obligations, and liabilities of the Borrower to Lender now existing or hereafter incurred or created.

       (b) "Collateral" shall mean the property of Borrower set forth on attached Exhibit A, and all additions, attachments and successions to it, all replacements of it, all substitutions for it and all cash and non-cash proceeds of such property.

       (c) "Loan Documents" shall mean this Agreement, all exhibits to it, and all notes, financing statements and other documents executed pursuant to this Agreement or contemplated by it or executed to provide further assurance to Lender with respect to collection of sums under this Agreement or under the Note.

       (d) "Note" shall mean the Promissory Note executed and delivered by Borrower pursuant to Section 3 of this Agreement.

       (e) "Related Documents" shall mean any accounts, leases, agreements, undertakings or other arrangements other than the Loan Documents, to which Borrower is a party or by which it is bound and to which Lender and its affiliates and its subsidiaries are also a party.

       (f) "Indebtedness" shall, with respect to any person or entity, mean: (1) all obligations of such person or entity for borrowed money; (2) all obligations of such person or entity evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of such person or entity in respect of letters of credit, letter of credit guaranties, bankers acceptances, interest rate swaps, controlled disbursement accounts, or other financial products; (3) all obligations under capital leases; (4) all obligations or liabilities of others secured by a lien or security interest on any property or asset of such person or entity, irrespective of whether such obligation or liability is assumed; and (5) any obligation of such person or entity guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to such person or entity) and any indebtedness, lease, dividend, letter of credit, or other obligation of any other person or entity.

       3.  Loan.

       (a) Lender agrees to loan to Borrower $1,000,000 (the "Loan") to be loaned in two $500,000 advances, the first on July 26, 1996, and the second on August 15, 1996, subject to the terms hereof and of the Note of even date.

       (b) Lender's obligation to make the Loan or any advance hereunder is subject to the following conditions:

(i) The Loan shall be evidenced by a Promissory Note in the form of the annexed Exhibit B, which Promissory Note shall be executed and delivered by Borrower to Lender contemporaneously with the making of such Loan;

(ii) The proceeds of the Loan shall be used solely to fund the ordinary working capital needs of the Borrower;

(iii)  The aggregate principal amount of the Loan shall not exceed $1,000,000;
and

(iv) Borrower is not then in default under any Obligations or in payment or acceleration of the maturity of any other Indebtedness of Borrower owing to any person.

       (c) Notwithstanding the provisions of Section 3(b) above, Lender shall not have any obligations to advance the final $500,000 hereunder if Borrower is in default under any of the terms provided herein or in the Note.

       4. Representations. To induce Lender to enter into this Agreement, Borrower makes the following representations and warranties on which it agrees Lender is entitled to rely:

       (a) Borrower is duly organized, validly existing and in good standing under the laws of the state of its incorporation and is duly qualified and in good standing under the laws of those states in which the present conduct of its business requires that it be qualified to do business.

       (b) The execution, delivery and performance of this Agreement and all other Loan Documents are within the Borrower's corporate powers, have been duly authorized, are not in contravention of law or the terms of Borrower's charter, bylaws or other corporate records, or of any indenture, agreement or undertaking to which the Borrower is a party or by which it is bound.

       (c) Except for the security interest granted by Borrower and any prior liens, security interests or encumbrances of which Borrower has notice, if any, set forth on Exhibit C, Borrower is the owner of the Collateral free of any lien, security interest or other encumbrance.

       (d) This Agreement and the related documents which are exhibits to it have been properly executed on behalf of Borrower and, upon execution by Lender, this Agreement and the Related Documents and the transactions contemplated by them, will be the valid and binding obligation of Borrower, fully enforceable against Borrower in accordance with their respective terms, except as may be limited by bankruptcy and the laws of creditors' rights generally.

       (e) Borrower is not in default with respect to any of its existing indebtedness or under the terms of any other undertaking, agreement or document to which it is a party or by which it is bound, and the execution by Borrower of this Agreement and the other Loan Documents will not cause a default or acceleration of any Indebtedness or other obligation contained in any other undertaking, agreement or document to which the Borrower is a party or by which it is bound, either immediately, or after notice and/or the passage of time. No action, event or condition has occurred and is continuing to occur which, with notice or the passage of time or both, would constitute a default under any provision of this Agreement or any other agreement, undertaking or document to which Borrower is a party or by which Borrower is bound.

       (f) There are no suits or proceedings pending, or to the knowledge of Borrower, threatened against or affecting Borrower, which, if adversely determined, would have a material adverse effect on the financial condition, business, operations, assets, properties, or prospects of Borrower subsequent to Borrower's June 30, 1996 Balance Sheet, and there are no proceedings by or before any governmental commission, board, bureau, or other administrative agency pending, or to the knowledge of Borrower, threatened against Borrower.

       (g) Borrower has obtained all consents, approvals or authorizations and given all notices that Borrower is required to give with respect to the execution and delivery of this Agreement and the other Loan Documents of the undertaking or performance of any obligation under this Agreement or under any of the other Loan Documents.

       (h) Except as may be set forth on Exhibit A, all of the Collateral is located at the Borrower's principal place of business stated above and at Borrower's other offices located at the addresses provided on Exhibit E.

       (i) The financial statements and information of Borrower delivered to Lender in connection with the Loan, are complete and correct and fairly present the financial position of Borrower and have been prepared in accordance with generally accepted accounting principles on a consistent basis throughout the periods involved. Since the date of the latest of such statements, there has been no material adverse change in the financial condition, business, operations, assets, properties, or prospects of Borrower from that set forth in Borrower's June 30, 1996 financial statements, which are attached hereto as Exhibit D.

       (j) There are no facts known to Borrower which have not been disclosed in writing to Lender which could result in a material adverse change in the financial condition, business, operations, assets, properties, or prospects of Borrower subsequent to Borrower's June 30, 1996 Balance Sheet.

       5. Covenants of Borrower. While this Agreement continues in effect, and while any sum payable under the terms of the Loan Documents is outstanding, Borrower covenants and warrants to Lender that it will, unless the prior written consent of the Lender to do otherwise is obtained:

       (a) Continue its existence in good standing in all states in which the conduct of its business requires Borrower to be qualified to do business and in good standing.

       (b) Except for the liens disclosed in Exhibit C, keep the Collateral free of any lien, security interest or other encumbrance and defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest adverse to Lender.

       (c) Give Lender written notice of each location at which the Collateral is or will be kept other than for temporary processing, storage or similar purposes and, except to the extent such notice is given, all Collateral shall be kept at Borrower's addresses as it appears at the beginning of this Agreement.

       (d) Give Lender immediate notice of any alleged or actual default by Borrower under any indenture, agreement, document or undertaking to which Borrower is a party or by which it is bound (including but not limited to the Related Documents), or of any threatened claim or litigation or proceeding commenced in which a decision adverse to Borrower would require payment by Borrower of $50,000 or more or otherwise have a material adverse effect on Borrower's financial condition, business, operations, assets, properties, or prospects of Borrower subsequent to Borrower's June 30, 1996 Balance Sheet.

       (e) Furnish to Lender (i) a monthly balance sheet and profit and loss statement of Borrower in the format prescribed by Lender on or before the 15th day of each month for the preceding month, and (ii) a statement of financial condition and statement of income and expense of Borrower in the format prescribed by Lender on or before the 90th day after the end of each fiscal year of Borrower, which statements shall be certified by an officer of Borrower.

       (f) As evidenced by Debtor's quarterly financial statements, maintain a debt to equity ratio not greater than the ratio computed based on the Borrower's June 30, 1996 Balance Sheet including the proceeds of the Loan made hereunder (for purposes of this provision "debt" shall mean all liabilities of Borrower and "equity" shall mean the sum of all amounts attributable to stock and capital contributed in excess of par value (but shall not include retained earnings)).

       (g) As evidenced by Debtor's quarterly financial statements, maintain a minimum net worth not less than the net worth shown on Borrower's June 30, 1996 Balance Sheet including the proceeds of the Loan made hereunder (for purposes of this provision "net worth" shall mean the amount of shareholders equity less the sum of all intangible assets other than amounts paid as area or franchise fees).

       (h) Furnish to Lender from time to time such further information regarding the financial condition, business, operations, assets, properties, or prospects of Borrower as Lender may reasonably request.

       (i) Duly pay and discharge all taxes, assessments and governmental charges or levies imposed upon Borrower or upon any properties belonging to Borrower, prior to the date on which penalties attach, and all lawful claims which if unpaid, might become a lien or charge upon Borrower's properties, provided that Borrower shall not be required to pay such tax, assessment, charge, levy or claim which is being contested by Borrower in good faith and by proper proceedings and for which a reserve has been established, in case of an adverse final decision.

       (j) Comply with the requirements of all applicable laws, rules, regulations, rulings and orders of any governmental or judicial authority, noncompliance with which would have a material adverse affect upon Borrower's financial condition, business, operations, assets, properties, or prospects of Borrower.

       (k) Maintain and preserve all of Borrower's properties necessary or useful in the proper conduct of Borrower's business in good working order and condition, ordinary wear and tear excepted.

       (l) Not sell, transfer, lease or otherwise dispose of all or any material part of its assets, except in the ordinary course of its business.

       (m) Not incur, create, assume or permit to exist any Indebtedness that equals or exceeds $100,000 except the Loan and existing Indebtedness disclosed to Lender on Exhibit D (Borrower's June 30, 1996 Balance Sheet) except for unsecured trade indebtedness incurred in the ordinary course of business.

       (n) Except for distributions necessary to pay taxes incident to Borrower's Sub-S status, not declare or pay any dividends upon its outstanding shares; make any loans to directors, officers, stockholders or employees; make or enter into any agreement under which Borrower would be bound to make, any purchase, redemption, retirement or other acquisition for value of any of its outstanding shares.

       (o) Except for distributions necessary to pay taxes incident to Borrower's Sub-S status, not make any distributions to stockholders or pay any principal or interest of any stockholder loans.

       (p) Shall make good faith efforts to negotiate and execute with Lender a definitive merger agreement relating to the merger between Lender and Borrower by August 16, 1996.

       (q) Not permit anything to be done to the Collateral which could materially impair its value.

       (r) Apply the proceeds of the Loan to fund Borrower's ordinary working capital needs.

       6.  Insurance.

       (a) Borrower will insure the Collateral against all insurable casualties and risks. Within 15 days of the date hereof, Borrower will add Lender as an additional insured or loss payee under all its existing property and general liability insurance policies, and copies of all policies or certificates of insurance shall be furnished to Lender. Borrower will pay all premiums due or to become due for such insurance.

       (b) Borrower, its president, and its chief financial officer shall provide Lender and its agents with all information, execute any documents, and take any actions, including but not limited to, taking physical examinations, that Lender and its agents may reasonably request in connection with attempting to obtain life insurance on the lives of the president and/or the chief financial officer of Borrower, naming Lender as beneficiary, and Lender may, at its option, maintain such insurance as long as any amounts are outstanding under the Loan Documents in an amount equal to or in excess of all amounts due Lender under the Loan Documents.

       7.  Grant of Security Interests.

       (a) As security for the payment and satisfaction of all Obligations, Borrower grants to Lender a security interest in the Collateral, wherever located, whenever acquired by Borrower, together with all substitutions and replacements and renewals.

       (b) The security interest granted by Borrower to Lender pursuant to this Agreement upon perfection shall be an indefeasible lien and security interest with respect to the Collateral prior to any other liens or encumbrances on the Collateral except such liens, security interests or encumbrances set forth on Exhibit C.

       (c) Lender shall, in addition to all other rights granted in this Agreement, have all the rights and benefits available to a secured party under the terms of the Uniform Commercial Code in effect in the state in which Borrower's principal place of business (set forth above) is located.

       (d) Borrower agrees to execute all financing statements which Lender may request Borrower to execute to further evidence and to perfect Lender's security interest in the Collateral and to do all other acts or things and execute all other documents which may be required to further perfect and protect Lender's security interest in the Collateral.

       (e) At such time as all of the Obligations arising in connection with the Loan are repaid, Lender will, at Borrower's expense, execute releases of financing statements and return any of the Collateral then in Lender's possession and do all such other acts and things and execute all such documents as may be necessary to release the security interest granted to Lender.

       8.  Collection of Accounts Receivable and Other Assets.

       (a) Until Lender requires that debtors owing accounts to Borrower be notified of Lender's security interest, Borrower shall continue to collect all accounts and shall either hold the proceeds received in trust for Lender until paid to Lender or shall reinvest such proceeds in additional inventory or equipment or use such proceeds for then current working capital needs. Lender agrees that it will not execute its rights under this Paragraph 8(a) unless there is an Event of Default as defined in Paragraph 9 below.

       (b) Borrower irrevocably appoints Lender its true and lawful attorney, with power of substitution, in the name of Borrower or in the name of Lender or otherwise for the use and benefit of Lender, but at the cost and expense of Borrower, without notice to Borrower or any of its representatives or successors, to repair, alter or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any account debtor from which any Collateral has arisen; to demand, collect, receipt for and give renewals, extensions, discharges and releases of any Collateral, to institute and to prosecute legal and equitable proceedings to realize upon the Collateral, to settle, compromise, compound or adjust claims in respect to any Collateral or any legal proceedings brought in respect of it; and generally to sell in whole or in part for cash, credit or property to others or to itself at any public or private sale, assign, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Lender were the absolute owner for all purposes. Lender agrees that it will not execute its rights under this Paragraph 8(b) unless there is an Event of Default as defined in Paragraph 9 below.

       (c) Borrower also irrevocably appoints Lender its true and lawful attorney, with power of substitution, in the name of Borrower or in the name of Lender or otherwise for the use and benefit of Lender, but at the cost and expense of Borrower, without notice to Borrower or any of its representatives or successors, to take control in any manner of cash or non-cash items of payment or proceeds; to endorse the name of Borrower upon any notes, acceptances, checks, drafts, money orders, bills of lading, freight bills, chattel paper or other evidences of payment or Collateral that may come into Lender's possession; to sign Borrower's name on any invoices relating to any accounts, on drafts against account debtors and notices to account debtors; to sign Borrower's name on any proof of claim in bankruptcy against any account debtor; to sign Borrower's name on any notice of lien, claim of mechanics lien or assignment or satisfaction of mechanics lien; to notify all account debtors to make payment of all accounts to Lender; to apply any funds collected by Lender as a result of the acts Lender is permitted to perform against sums due under the Loan Documents, and to do all acts and things necessary in Lender's sole judgment, to carry out this Agreement. Lender agrees that it will not execute its rights under this Paragraph 8(c) unless there is an Event of Default as defined in Paragraph 9 below.

       9. Events of Default, Acceleration. The following shall constitute Events of Default and shall entitle Lender to exercise Lender's rights and remedies under this Agreement, including but not limited to those specified in
Section 10.

       (a) Subject to Paragraph 9(c) below with respect to the amounts due hereunder, the failure of Borrower to pay or perform any of the Obligations in excess of $50,000 (whether such Obligations are pursuant to the Loan Documents or the Related Documents) as and when due and payable.

       (b) The determination that any material representation or warranty of Borrower contained in this Agreement or any other Loan Document or any other published materials provided to Lender is not true, accurate and complete and is materially misleading.

       (c) The failure of Borrower to perform, observe or comply with any of the provisions of the Loan Documents or the Related Documents within 30 days of the date of written notice of such failure.

       (d) The filing of any petition for relief under the Bankruptcy Code or any similar federal or state statute by or against Borrower or the failure by Borrower to generally pay its debts as they become due.

       (e) An application for the appointment of a receiver for the making of a general assignment for the benefit of creditors by, or the insolvency of, Borrower.

       (f) The dissolution, merger, consolidation or reorganization of Borrower, other than a merger, consolidation or reorganization with the Lender.

       (g) If there is any change of control of Borrower, whether voluntary or involuntary, by sale, merger, consolidation, reorganization or otherwise, other than a merger, consolidation or reorganization with the Lender.

       (h) If any creditor of Borrower proceeds, threatens to proceed or notifies Borrower of its intention to proceed to enforce its rights under the provisions of any instrument creating an interest in the assets of Borrower or if any creditor of Borrower seeks, threatens or notifies Borrower of its intention to accelerate the payment of any Indebtedness owing to it by Borrower, or if Borrower is otherwise in default under the terms of any agreement creating an interest in the assets of Borrower.

       (i) If Lender in its sole discretion determines in good faith that a material adverse change has occurred in the financial condition, business, operations, assets, properties, or prospects set forth in Borrower's June 30, 1996 Balance Sheet attached hereto as Exhibit D or from the financial condition, business, operations, assets, properties, or prospects of Borrower most recently disclosed to Lender in any manner.

       10. Remedies. Upon the occurrence of an Event of Default, Lender may, at its option, and except as otherwise set forth herein without notice to Borrower, declare the unpaid balance of the Note to be immediately due and payable. In this event (and in addition to all of its rights, powers and remedies under this Agreement), Lender shall have all of the rights and remedies of a secured party under applicable provisions of the Uniform Commercial Code and under other applicable laws. Borrower, upon demand by Lender, shall assemble the Collateral and make it available to Lender at a place designated by Lender which is mutually convenient to both parties. Lender or its agents may enter upon the Borrower's premises to take possession of the Collateral, to remove it, to render it unusable or to sell or otherwise dispose of it.

       Any written notice of the sale, disposition or other intended action by Lender with respect to the Collateral which is required by applicable laws and is sent by regular mail, postage prepaid, to Borrower at the address of Borrower specified above, or such other address of Borrower which may from time to time be shown on Lender's records, at least 5 days prior to such sale, disposition or other action, shall constitute reasonable notice to Borrower. Borrower shall pay to Lender on demand any and all expenses incurred or paid by Lender in establishing, defending, protecting or enforcing its security interest or rights upon or under the Loan Documents or with respect to the Collateral or in collecting all amounts due, including, without limitation, all of Lender's reasonable attorneys fees, accountants and appraisers fees, fees of auctioneers and selling agents, costs of taking possession, repair and refurbishing of the Collateral, cost of sale of the Collateral and cost of perfecting or protecting any security interest in the Collateral, and the cost of filing all financing statements or other documents required to perfect Borrower's security interest, including but not limited to all recording costs and taxes. All of such sums shall be deemed to be additional amounts due under this Agreement.

       11. Deficiency. If the sale or other disposition of the Collateral fails to fully satisfy the Obligations in connection with the Loan, Borrower shall remain liable to Lender for any deficiency.

       12. Remedies Cumulative. Each right, power and remedy of Lender as provided for in this Agreement or in the Loan Documents or existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Agreement or in the Loan Documents or existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Lender of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by Lender of any or all such other rights powers or remedies.

       13. Waiver. No failure by Lender to insist upon the strict performance of any term, condition, covenant or agreement of this Agreement or of the Loan Documents, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, condition, covenant or agreement of any such breach, or preclude Lender from exercising any such right, power or remedy at any later time or times. By accepting payment after the due date of any sum due under the Loan Documents or any of the Obligations, Lender shall not be deemed to have waived the right either to regular payment when due of all other sums due under the Loan Documents or Obligations, or to declare a default for failure to effect such payment of any such other sum due Lender.

       14. Expenses. Borrower shall pay to Lender on demand any and all expenses incurred or paid by Lender in establishing, defending, protecting or enforcing its security interest or rights upon or under the Loan Documents or with respect to the Collateral or in collecting all amounts due, including, without limitation, all of Lender's reasonable attorneys fees, accountants and appraisers fees, fees of auctioneers and selling agents, costs of taking possession, repair and refurbishing of the Collateral, cost of sale of the Collateral and cost of perfecting or protecting any security interest in the Collateral, and the cost of filing all financing statements or other documents required to perfect Borrower's security interest, including but not limited to all recording costs and taxes. All of such sums shall be deemed to be additional amounts due under this Agreement.

       15. Miscellaneous. The paragraph headings of this Agreement are for convenience only, and shall not limit or otherwise affect any of the terms. Neither this Agreement nor any term, condition, covenant or agreement of it may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. Lender reserves the right to assign the Promissory Note to be executed by Borrower provided the terms and conditions of the Note shall remain the same. This Agreement shall be governed by any applicable laws, and shall be binding upon the successors and assigns of Borrower and shall inure to the benefit of the successors and assigns of Lender. As used in this Agreement, the singular number shall include the plural, the plural the singular and the use of the masculine, feminine or neuter gender shall include all genders, as the context may require, and the term "person" shall include an individual, a corporation, an association, a partnership, a trust and an organization. Unless varied by this Agreement, all terms which are defined by the Uniform Commercial Code shall have the same meanings under this Agreement as assigned to them by the Uniform Commercial Code. All covenants, agreements, representations and warranties made by Borrower shall survive the making of the Loan and the execution and delivery of the Note, and shall continue in full force and effect until all of the obligations arising in connection with the Loan are repaid.

       16. Venue; Jurisdiction. All actions with respect to this Agreement and the Related Documents will be instituted in a state court sitting in Ventura County, California or in a federal court for the Central District of California subject to the provisions on arbitration. By the execution of this Agreement, Borrower irrevocably and unconditionally submits to the jurisdiction (both subject matter and personal) of each such court and irrevocably and unconditionally waives: (a) any objection the Borrower might now or hereafter have to the venue in any such court; and (b) any claim that any action or proceeding brought in any such court has been brought in an inconvenient forum.

       17. Arbitration. Lender and Borrower agree that all disputes, claims and controversies between them, whether individual, joint, or class in nature, arising from this Agreement or the Related Documents, including without limitation contract and tort disputes, shall be arbitrated pursuant to the Rules of the American Arbitration Association, upon request of either party, in the County of Ventura, State of California. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction. The statute of limitations, estoppel, waiver, laches, and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of an action for these purposes.

       In witness, the parties executed this Agreement on behalf of each of the parties by their respective duly authorized officers and subscribed on the day written above.


                                      View Tech, Inc.



                                      By  /s/ Robert G. Hatfield
                                        ----------------------------

                                      USTeleCenters, Inc.



                                      By  /s/ Franklin A. Reece, III
                                        --------------------------------

                                PROMISSORY NOTE


$1,000,000  Camarillo, California
                                                                   July 26, 1996



          FOR VALUE RECEIVED, USTELECENTERS, INC., a Massachusetts corporation (the "Borrower"), promises to pay to the order of VIEW TECH, INC., a California corporation, its successors and assigns (the "Lender") at 950 Flynn Road, Camarillo, California 93012, or at such other place as might be designated in writing by the Lender, the principal sum of One Million and 00/100 Dollars ($1,000,000.00) or so much thereof as has been disbursed by the Lender and remains unpaid, together with interest thereon at the rate of ten percent per annum. Interest will be calculated on the basis of the actual days elapsed based on a per diem charge computed over a year composed of three hundred sixty
(360) days.

          All loan proceeds shall be disbursed in accordance with the terms of the Loan and Security Agreement between Lender and Borrower of even date herewith.

          Principal and interest will be paid as follows: Absent default, the Borrower shall make quarterly interest payments on this Promissory Note, which are due and payable commencing with the quarter ending September 30, 1996. The entire unpaid balance of principal and accrued but unpaid interest owing will be due and payable on June 15, 1997. Interest due shall be calculated from July 29, 1996 on the first $500,000 disbursed, and from the date of funding on the second $500,000. However, if prior to the scheduled repayment as set forth herein, the Borrower issues options and/or shares of its common stock which give the holders thereof more than 10% ownership of the Borrower based upon the number of shares currently outstanding, the outstanding principal and all accrued and unpaid interest shall immediately become due and payable.

          Advances and payments under this Note may, at the option of the Lender, be recorded on this Note, which will be prima facie evidence of such advances, payments and the unpaid balance of this Note, absent a showing of manifest error.

          The Borrower will have the right at any time and from time to time to prepay the unpaid principal balance of this Note in whole or in part without penalty, but with interest on the unpaid principal balance accrued to the date of prepayment.

          The Borrower agrees that if, and as often as, this Note is placed in the hands of an attorney for collection or to defend or enforce any of the Lender's rights under this Note or otherwise relating to the indebtedness hereby evidenced, the Borrower will pay the Lender's reasonable attorneys' fees, all court costs and all other expenses incurred by the Lender in connection therewith. The Lender may collect a late charge equal to five percent (5%) of each payment which is not received by the Lender within ten (10) days after the due date of such payment. Such late charge represents the estimate of reasonable compensation for the loss which will be sustained by the Lender arising from the Borrower's failure to make timely payments and may be collected without prejudice to the rights of the Lender to collect any other amounts arising from the occurrence of an Event of Default. During the existence of any Event of Default, the Lender may apply payments received on any amount due hereunder or under the terms of any instrument now or hereafter evidencing or securing payment of this indebtedness as the Lender determines from time to time.

          This Note is issued by the Borrower and accepted by the Lender pursuant to a lending transaction negotiated, consummated and to be performed in the states of California and Massachusetts. This Note is to be construed according to the internal laws of the State of California. All actions with respect to this Note or any other instrument securing payment of this Note will be instituted in a state court sitting in Ventura County, California or in a federal district court for the Central District of California subject to the provisions on arbitration. By the execution of this Note, the Borrower irrevocably and unconditionally submits to the jurisdiction (both subject matter and personal) of each such court and irrevocably and unconditionally waives:
(a) any objection the Borrower might now or hereafter have to the venue in any such court; and (b) any claim that any action or proceeding brought in any such court has been brought in an inconvenient forum.

          On the breach by the Borrower of any provision of this Note or any other instrument now or hereafter evidencing or securing payment of the indebtedness hereby evidenced or on the default in payment or performance under any instrument governing, evidencing or securing payment of disbursements in the principal amount of up to One Million and 00/100 Dollars ($1,000,000.00) made by the Lender to the Borrower of even date, at the option of the Lender, the entire indebtedness evidenced by this Note will become immediately due, payable and collectible then or thereafter as the Lender might elect, regardless of the date of maturity of this Note in accordance with the provisions of this Note.
Failure by the Lender to exercise such option will not constitute a waiver of the right to exercise the same on the occurrence of any subsequent Event of Default.

          This Note is intended to strictly conform with all usury laws to the extent applicable to the transactions contemplated hereby. The provisions of this Note and of all agreements between the Borrower and the Lender are hereby expressly limited so that in no contingency or event whatsoever, shall the amount contracted for, charged, paid or agreed to be paid to the Lender for the use, forbearance or retention of money or credit hereunder or otherwise exceed the maximum rate permitted by law therefor. If, from any circumstance whatsoever, performance or fulfillment of any provision hereof or of any agreement between the Borrower and the Lender shall, at the time of the execution and delivery thereof, or at the time or performance of such provision shall be due, involve or purport to require any payment in excess of the limits prescribed by law, the obligation to be performed or fulfilled shall be reduced automatically to the limit prescribed by law without the necessity of the execution of any amendment or new document.

            The following events shall be deemed "Events of Default:"

          A.      Nonpayment.  The nonpayment when due of any installment of
                  ----------
interest or principal owing under this Note within 30 days of the date of written notice of such non-payment.

          B.      Breach of Agreement.  The failure by the Borrower to perform
                  -------------------
or observe any written representation, warranty or agreement provided to Lender.

          C.      Representations and Warranties.  Any representation,
                  ------------------------------
statement, certificate, schedule or report made or furnished to the Lender by or on behalf of the Borrower proves to be false or erroneous in any respect at the time of the making thereof.

          D.      Insolvency; Bankruptcy.  The insolvency (meaning an inability
                  ----------------------
to pay debts as the same become due or the existence of liabilities in excess of assets) of Borrower, or the institution of bankruptcy, reorganization, liquidation, receivership or conservatorship proceeding by or against Borrower.

          E.      Judgment.  Entry by any court of a final uninsured judgment
                  --------
against Borrower which is not discharged or stayed to the satisfaction of the Lender.

          F.      Other Debt.  The default in payment or acceleration of the
                  ----------
maturity of any indebtedness of Borrower owing to any person or persons, including the Lender, which in the aggregate exceeds $100,000.

          G.      Adverse Change.  The occurrence of a material adverse change
                  --------------
subsequent to the Borrower's June 30, 1996 Balance Sheet in the financial condition, business, operations, assets, properties, or prospects of Borrower.

          H.      Ownership and Management.  A change in the controlling
                  ------------------------
ownership, the president, or the chief financial officer of Borrower shall occur which is unsatisfactory to Lender.

          I.      Corporate Existence.  Any act or omission (formal or informal)
                  -------------------
of Borrower or its officers, directors or shareholders leading to, or resulting in, the termination, invalidation (partial or total), revocation, suspension, interruption or unenforceability of its corporate existences, rights, licenses, franchises or permits, or the transfer or disposition (whether by sale, lease or otherwise) to any person of all or a substantial part of their property.

          Within five (5) business days of the date of written notice (the "Cure Period") of the occurrence of an Event of Default as defined herein and in the Loan and Security Agreement of even date between Lender and Borrower (the "Loan Agreement"), Borrower shall cure any such Event of Default. Lender's obligation to fund any additional moneys under this Note and/or the Loan Agreement shall be tolled during the Cure Period. In the event Borrower cures such default, Lender shall fund any additional moneys still committed to Borrower by no later than the date equal to (i) the date on which Borrower effected the cure plus (ii) the number of days the lending obligation was tolled. If such default is not corrected by the expiration of the Cure Period, Lender shall have no duty to fund additional amounts due hereunder or under the Loan Agreement and may exercise any rights it has herein or therein.

          Lender and Borrower agree that all disputes, claims and controversies between them, whether individual, joint, or class in nature, arising from this Note or otherwise, including without limitation contract and tort disputes, shall be arbitrated pursuant to the Rules of the American Arbitration Association, upon request of either party, in the County of Ventura, State of California. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction. The statute of limitations, estoppel, waiver, laches, and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of an action for these purposes.

            IN WITNESS WHEREOF, the Borrower has executed this instrument effective the date first above written.

Borrower:         USTELECENTERS, INC.



                  By    /s/ Franklin A. Reece, Inc.
                    -------------------------------
                        Its President